Exhibit 99.1

RYVYL Announces Updated Shareholder Meeting, In Light of Anticipated Roundtable Merger to Address New Shareholders

SAN DIEGO, CA – October 29, 2025 – RYVYL Inc. (NASDAQ: RVYL) (“RYVYL” or the “Company”) today announced that it has rescheduled its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), previously scheduled to be held at 4:00 PM (Pacific Time) on Thursday, October 30, 2025, to a new date of Monday, December 15, 2025.

The Company intends to set a record date for a determination of stockholders entitled to notice and to vote at the 2025 Annual Meeting of October 31, 2025. The new record date allows a significant number of new shareholders to participate, following the September 30, 2025 announcement of the Company’s signing of a definitive agreement to merge with privately held RTB Digital, Inc. (“Roundtable”). Roundtable is a Web3 digital media SaaS technology company (see recent related filings here)

Since the announcement of the proposed merger, RYVYL’s shares have experienced more than 450 million shares of total trading activity, reflecting the significant interest shareholders have in anticipation of the merger.

The Company plans to promptly file with the U.S. Securities and Exchange Commission and mail new proxy statement materials as soon as practicable, which will include a new notice of the 2025 Annual Meeting and contain additional information about the 2025 Annual Meeting.

Roundtable operates a fully funded enterprise-SaaS platform business, and recently invested $5 Million in RYVYL, after raising $33 Million to contribute to the combined businesses. Roundtable is already powering its Web3 media platform for major media brands and premium clients, generating millions in Web3-based revenue and audience engagement, and in partnership with Yahoo, TheStreet and nearly two hundred sports publishers, including the recent acquisition of the majority of Sports Illustrated’s top revenue producing partners, including the world’s #1 hockey content network. Roundtable leverages the most advanced and efficient elements of blockchain technology, including decentralized reporting, security, encrypted IP and audience data, Web3-based content management and syndication and is the only large-scale, Web3-powered media platform - purpose-built for professional publishers and content networks.

About Roundtable (RTB Digital, Inc.)

Roundtable is a Web3, digital media SaaS platform company, providing white-label, full stack distribution, community, publishing and monetization for professional media brands, and professional journalists - fortified and powered by a Bitcoin-focused liquidity pool integrated into the platform. Visit RTB.io.

About RYVYL

RYVYL Inc. (NASDAQ: RVYL) operates a digital payment processing business enabling transactions around the globe and provides payment solutions for underserved markets. RYVYL has developed applications enabling an end-to-end suite of turnkey financial products, with enhanced security and data privacy, world-class identity theft protection, and rapid speed to settlement. www.ryvyl.com

Cautionary Note Regarding Forward-Looking Statements

This press release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements that are characterized by future or conditional words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate” and “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information.

By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements. Risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws. These forward-looking statements include, but are not limited to, statements regarding the proposed merger between the Company and the target (the “Parties”), the expected closing of the proposed merger and the timing thereof and as adjusted descriptions of the post-transaction company and its operations, strategies and plans, including the management team and board of directors of the Company following the consummation of the merger (the “Combined Company”). There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this press release. These include: the risk that the Parties’ businesses will not be integrated successfully and the risk that cost savings, synergies and growth from the proposed merger may not be fully realized or may take longer to realize than expected; the possibility that stockholders of the Company may not approve the issuance of new shares of Company common stock in the merger or that stockholders of the Company may not approve the merger; the risk that a condition to the closing of the merger may not be satisfied, that either party may terminate the definitive agreement or that the closing of the merger might be delayed or may not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger; the risk that the parties do not receive regulatory or other approvals of the merger; the occurrence of any other event, change, or other circumstances that could give rise to the termination of the merger agreement or changes to the transactions; the risk that changes in the Company’s capital structure and governance could have adverse effects on the market value of its securities; the ability of the Parties to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on the Parties’ operating results and business generally; the risk the merger could distract the respective managements of the Parties from ongoing business operations or cause the Parties to incur substantial costs; impacts on the Parties’ plans for value creation and strategic advantages, market size and growth opportunities, regulatory conditions, competitive position and the interest of other corporations in similar business strategies, technological and market trends, future financial condition and performance and expected financial impacts of the merger; the risk that the Parties may be unable to reduce expenses or access financing or liquidity; the impact of any economic downturn; the risk of changes in governmental regulations or enforcement practices; and other important factors that could cause actual results to differ materially from those projected and those risk factors discussed in documents of the Company filed, or to be filed, with the SEC that are or will be available on the Company’s website at www.ryvyl.com and on the website of the SEC at www.sec.gov.

RYVYL IR Contact:

Richard Land, Alliance Advisors Investor Relations

973-873-7686 ryvylinvestor@allianceadvisors.com

Roundtable PR Contact:

Mehab Qureshi, RTB Digital Inc.

+91 90289 77198, pr@roundtable.io